                                                               EXHIBIT 10.16



                                   AGREEMENT
                          TECHNICAL SUPPORT ASSISTANCE

This Agreement  is entered into by and between Hewlett-Packard Company ("HP"),
located at 3000 Hanover Street, Palo Alto, CA   94304 and National TechTeam,
Inc. ("Seller"), located at 22000 Garrison Avenue, Dearborn, Michigan, 48124. This Agreement and the attached addenda constitute the entire agreement.

1.   PRECEDENCE
      1.1. The provisions of this Agreement and the attached exhibits and addenda hereto take precedence over the Seller's additional or different terms and conditions, to which notice of objection is hereby given. Acceptance by the Seller is limited to HP's terms and conditions. No change or modification of any of the terms and conditions herein shall be valid or binding on either party unless in writing and signed by an authorized representative of each party.
      1.2. In the event of any conflict between the provisions of this Agreement and any addenda, the order of precedence is as follows:
                  a.  This Agreement  and any modifications to this Agreement ;
                  b. The addenda to this Agreement and any modifications to the addenda;
      1.3. All references in this Agreement to "HP" shall mean only the Customer Support Center (CSC) or the Home Products Division (HPD).

2.   NOTICES
            Any notices sent by the Seller pursuant to this Agreement are to be sent to the HP address specified in this Agreement , and to the attention of the contract manager within HP's Customer Support Center.

3.   CHOICE OF LAW
            This Agreement shall be interpreted and governed in all respects by the laws of the State of California.

4.   DEFINITIONS
      4.1. Definitions in addition to the terms defined in the
           Agreement:
            4.1.1. "Customers" are end-users requesting post-sales technical support, or authorized HP resellers and HP sales force representatives requesting pre-sales or post-sales support for HP products.
            4.1.2. "Customer Support Center" (CSC) is HP's support organization for end users, authorized resellers, and HP sales force representatives of HP printers, plotters, scanners, faxes and PCs, located in Boise, Idaho.
            4.1.3. "Home Products Division" (HPD) is the HP division
                   responsible for development, manufacturing, and marketing of the Multimedia computers described in this Agreement, located in Santa Clara, California.
            4.1.4. "The Work"  The services performed by the Seller as described in this Agreement shall hereinafter be referred to as "the work".
            4.1.5. "Technician" - a Seller employee whose primary
                   responsibility is answering Customer inquiries on HP products. This may refer to either HP employees or Seller employees.
            4.1.6. "Talk-time" - the amount of time spent talking to customers.
                   This can be measured on a per call basis, or per Technician per day basis.
            4.1.7. "After call work time" - the amount of time spent by a
                   Technician capturing call information after the customer/ Technician conversation has ended.
            4.1.8. "Availability" - the amount of time when a Technician is logged on to the phone system and is ready to accept a call from a customer. One minus occupancy percent equals percentage of availability.



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            4.1.9.  "Occupancy" - the sum of talk-time plus after call work time equals occupancy. One minus availability percent equals percentage of occupancy.
            4.1.10. "On-line time" - the amount of time Technician is logged on to the phone system, regardless of the Technician's work status. Availability plus talk time plus after call work time equals on-line time.
            4.1.11. "Off-line time" - the amount of time a Technician is logged off the phone system.
            4.1.12. "Free support" - support which is provided to the end user without charge.
            4.1.13. "Fee Based Support" - services that are beyond basic set-up and configuration support or troubleshooting and are provided to the end-user according to a fee schedule.

5.   SERVICE AND PROCESS SCOPE
     5.1.  SERVICE DESCRIPTION
           This Agreement covers the answering of technical assistance phone calls from customers of certain HP products, and technical assistance phone calls from HP sales representatives. The Seller will collect information about each caller and each call. This information will be synthesized and provided to HP. These activities will take place at the Seller's facility. A detailed listed of the duties and responsibilities of both the Seller and HP is found in Addendum A of this Agreement. The specific list of products to be supported by the Seller are Addendum D.
     5.2.  TRANSPARENCY OF SELLER TO HP CUSTOMERS
           The Seller will provide support in a manner in which the origin of the support is transparent to HP Customers. HP Customers are not to know whether they are speaking with HP or with the Seller acting on behalf of HP.
           5.2.1. Technicians with answer the phone "Thank you for calling Hewlett-Packard technical support, my name is 'technician name'".
     5.3.  CALL TRANSFERS
           The Seller may be required to transfer the Customer to other HP locations. These may include transfers to CSC, HP product repair facilities, HP driver distribution facilities, HP dealer locator services, and HP bulletin board services. A phone list describing transfer phone numbers, transfer processes and procedures is attached as Addendum E.
     5.4.  RELATIONSHIP OF THE PARTIES
           5.4.1. The relationship of the parties to this Agreement is that of owner and contracting firm.
           5.4.2. Seller shall neither assign any rights nor delegate any duties under this Agreement without the prior written consent of HP. This prohibition extends to all assignments and delegations that may be prohibited by agreement. Seller shall not subcontract any of the work without the prior consent of HP; if HP consents to the use of a subcontractor, such subcontractor shall be bound to the terms and conditions of this Agreement as an agent of the Seller.
           5.4.3. The Seller shall be solely responsible for any employment related taxes, insurance premiums, or other employment benefits related to the Seller's performance of services under this Agreement, and shall hold HP harmless on account thereof.

6.   TERM
     6.1. This shall be a twelve (12) month Agreement for the period of April 1, 1995 to March 31, 1996, inclusive. Either party may, at any time, except as stated in Section 17 - Default of this Agreement, terminate this Agreement in writing upon sixty (60) days prior notice. If no such notice is given, this Agreement will expire on the first (1st) anniversary of the commencement date. On such event, HP shall be liable only for payment in accordance with the provisions of this Agreement for work performed prior to the effective date of termination.
     6.2. 60 days prior to the expiration date of this Agreement, HP and the Seller will each provide notification to the other party of their intent regarding continuation of the relationship. This intent may include: renewal of the terms and conditions contained in this document, re-negotiation of the terms and conditions of the relationship, or termination of the relationship.



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

     6.3. If the expiration date of this Agreement is reached and HP and the Seller are in the process of re-negotiating the terms and conditions of the relationship, the terms of this may be extended on a month-to-month basis contingent upon the mutual written agreement of HP and the Seller.


7.   HP BUSINESS FORECASTS
            All business volume forecasts provided by HP pursuant to this Agreement are only estimates, and shall not be construed to be commitments to a certain level of business, and may be revised by HP as business requirements change.

8.   PRICING
     8.1.  REVIEW PERIOD   The price for project start-up costs,
           facsimile services and teleservices is in U.S. dollars, unless otherwise stated, and shall remain in effect during the term of this Agreement.. Prices and volumes will be reviewed at the end of each three month period during the Agreement's term. Price changes must be agreed to in writing by both HP and Seller.
     8.2.  PAYMENT   HP shall pay Seller fees for services detailed in
           this Agreement in accordance with the fee schedule in Addendum C, attached. Seller shall bill HP at the end of each calendar month, based upon actual costs incurred during that month, and HP shall pay such invoices net 35 days after receipt of an appropriate invoice from Seller.
     8.3.  DISCLOSURE   Seller agrees to help HP understand Seller's
           costs. Seller further agrees to disclose the cost components of its teleservices processes with the intent of reducing overall costs.
           HP agrees to provide assistance and information necessary to enable Seller to reduce its costs with the understanding that such cost savings shall be equally shared with HP.

9.   LIST OF PERSONNEL
     9.1. Prior to the start of work, and subsequently as personnel are added, Seller shall submit to HP a list of employees who will perform any portion of the work. This list shall state the names and classifications of each employee. Prior to granting new employees access to HP confidential information or proprietary HP computer systems, Seller will ensure that each employee is made aware of the Confidential Disclosure Agreement (in Addendum A) between HP and the Seller and its applicability to the Seller's employees. Seller will also ensure that, prior to assignment to the HP account, each employee will read and sign HP's Non-Disclosure Agreement (in Addendum A). Seller will keep these signed Non-Disclosure Agreements on file during and after employment terms of the employees performing work for HP.
           9.1.1. The confidential information disclosure period shall be the entire term of this Agreement. All information disclosed by HP to the Seller during this period shall be considered confidential for 1 year after the termination date of this Agreement or subsequent renewals to this Agreement.

10.  PERSONNEL REQUIREMENTS AND SELLER EMPLOYEE CONDUCT
     10.1.  SUPERVISION
            All persons engaged in the work described in this Agreement shall be subject to the direction, supervision, and control of the Seller. Seller shall enforce strict discipline and good order among Seller's employees and agents at all times during the performance of this work. Seller shall assure that all persons involved in the work are appropriately skilled for that portion of the work assigned to them.
     10.2.  SELLER'S EMPLOYEE OBLIGATIONS
            When Seller employees are visiting an HP location, all employees of the Seller are obliged and required to follow all written/verbal HP plant, safety and security rules in place while on the premises of HP.
     10.3.  SELLER EMPLOYEE CONDUCT
            Seller employees who represent HP will be required to understand and abide by certain sections of the HP Standards of Business Conduct when interacting with HP Customers on behalf of HP. The pertinent sections of the HP Standards of Business Conduct are attached as Addendum F.

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

11.  INSPECTION AND AUDIT
      11.1. HP shall have the right to physically inspect at will the teleservices processes being performed by the Seller. HP shall also have the right to perform audits to ensure that customer service, quality, process, and business controls are maintained. HP may perform this inspection either by monitoring the seller's performance in person, at the seller's place of business, or by remote silent monitoring of seller's employees' incoming telephone calls from HP customers. HP's inspection may be for any purpose reasonably related to this Agreement, including without limitation to assure Seller's compliance with HP's quality requirements.
      11.2. HP may periodically place simulated calls to the Seller as a means of auditing the quality of the service provided by the Seller.
      11.3. HP may conduct periodic Customer surveys to determine the quality of the service provided by the Seller.
      11.4. In order to verify the financial stability of the Seller's corporation, the Seller will provide HP with annual audited financial results each year the technical support relationship remains in effect.

12.  PHONE CALL RECORDING NOTIFICATION
      12.1. The Seller's VRU must contain clear notification to Customers that phone calls may be recorded. This notification must occur immediately after the initial VRU salutation.
      12.2. Sample VRU scripting:
                  "Thank you for calling Hewlett-Packard Technical Support. To ensure high quality service, your call may be monitored or recorded."

13.  DISASTER RECOVERY
      13.1. The Seller will provide disaster recovery plans to HP.
            These will address the Seller's disaster avoidance plan and contingency plans in the event phone service, computer activity, or facility power is interrupted.
      13.2. The Seller will notify HP immediately after identifying any occurrence which has interrupted or will interrupt the ability of the Seller perform the services described in this Program Document.

14.  INDEMNIFICATION
      14.1. RESPONSIBILITIES OF PARTIES
            Seller will indemnify HP for all claims arising out of acts by Seller not authorized by this Agreement. shall defend, indemnify and hold harmless HP from and against any and all claims, losses, demands, attorney fees, damages, liabilities, costs, expenses, obligations, causes of action or suits;

               a) For damage or injury (including death) to any person (including employees) or damage to or loss of any property arising out of or resulting from any negligent act or omission by the Seller or its employees or agents;
               b) Arising out of or relating to a failure by the Seller to comply with any applicable federal, state or local law, regulation, order, judgment or decree.

      14.2. NOTIFICATION
            Seller shall promptly notify HP in writing of any matter as to which the above indemnification obligation relates.

      14.3. DEFENSE OF CLAIMS
            HP shall promptly, and in all events within sixty (60) days of obtaining actual knowledge thereof, notify the Seller of the existence of any claim, demand, or other matter requiring a defense to which the Seller's obligations under this section would apply. HP shall give the Seller a reasonable opportunity to defend the claim, demand or matter at the Seller's own expense and with counsel selected by the Seller and satisfactory to HP; provided that HP shall at all times also have the right to fully participate in the defense at its own expense. Any such


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            claim, demand or other matter shall not be settled or
            compromised without the consent of HP; provided, however, if HP does not consent to such settlement or compromise, such claim, demand or other matter shall not be settled or compromised, but the Seller's obligation to indemnify with respect hereto shall be limited to the amount for which such claim, demand, or other matter could have been settled or compromised, together with the cost of defense through the date such matter could have been settled or compromised. If the Seller shall, within a reasonable time after the receipt of the notice, fail to defend, HP shall have the right, but not the obligation, to undertake the defense, and to compromise or settle, exercising reasonable business judgment, the claim, demand or other matter on behalf, for the account and at the risk of the Seller. If the claim is one that cannot by its nature be defended solely by the Seller (including, without limitation, any federal or state proceeding), HP shall make available, or cause to be made available, all information and assistance that the Seller may reasonably request.

15.  EXCLUSIVITY
     15.1. To ensure protection of HP proprietary information, the Seller will not perform technical support activity for manufacturers that are direct competitors of the HP products covered in this Program Document at the same physical site as the support provided for HP. If the Seller is approached by a company whose competitor status with HP is unclear, the Seller will notify HP to inquire whether this paragraph restrains Seller from accepting such business.
     15.2. Seller Technicians will perform service exclusively for HP.
           Seller Technicians may not perform tasks for non-HP Seller clients.

16.  CONFIDENTIAL INFORMATION
      16.1. CONFIDENTIAL DISCLOSURE AGREEMENT
            A Confidential Disclosure Agreement must be in place and/or updated and signed by the appropriate company representatives when confidential information is shared and identified.
      16.2. DEFINITION OF CONFIDENTIAL INFORMATION
            Seller shall not disclose to any person or entity, except as necessary to perform work under this Agreement, any confidential information of HP, whether written or oral, which Seller may obtain from HP or otherwise, discover. As used in this article, the term "confidential information" shall include, without limitation:
             a) All information or data concerning or related to HP products (including the discovery, invention, research, improvement, development, manufacture, or sale of HP products) or business operations (including sales costs, profits, pricing methods, organizations, employee or customer lists, and processes);
             b) All forecasts for production, support, or service requirements submitted by HP pursuant to this Agreement, whether oral, written, or communicated in computer-readable format; and
             c)  All HP property of a confidential nature.
      16.3. RELATIONSHIP EXISTENCE
            HP's expectation is that this relationship will remain confidential. The existence of this relationship or terms of this Agreement will not be disclosed without prior written approval from the HP Customer Support Center Manager.
      16.4. SEPARATION OF BUSINESS
            HP business and information related to HP business will be physically and logically separated from other Seller business and information. The Seller will provide proof of this separation to HP.
      16.5. ACCESS
            Seller shall maintain all confidential information in strict confidence. Seller shall take all reasonable steps to ensure that no unauthorized person or entity has access to confidential information, and that all authorized persons having access to confidential information refrain from any unauthorized disclosure.

      16.6. EXCLUSIONS
            These provisions shall not apply to any information that
             a)  Is rightfully known to Seller prior to disclosure by HP;

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

             b) Is rightfully obtained by Seller from any third party without any obligation of confidentiality;
             c)  Is made available by HP to the public without restrictions;
             d)  Is disclosed by Seller with the prior written approval of HP;
             or
             e)  Is independently developed by Seller.
      16.7. DOCUMENTATION
            HP shall provide any proprietary or non-proprietary documentation to Seller regarding the products and parts deemed necessary by HP to give customer service for such products and parts. All documentation provided by HP or created by the Seller as a result of this Agreement shall be treated by the Seller as HP confidential information.

17.  CONTINGENCIES
      17.1. DELAYING CAUSES
            Seller shall not be liable for any delay in performance under this Agreement caused by an act of God or any other cause beyond Seller's control and without Seller's fault or negligence (collectively "delaying cause"). Seller shall, in the event of a delaying cause, immediately give notice to HP of that cause.
      17.2. HP'S RIGHTS
            In the event of a delaying cause, HP may elect in its sole discretion to suspend the Agreement in whole or in part for the duration of the delaying cause; or terminate this Agreement or any part thereof.

18.  DEFAULT
      18.1. HP'S RECOURSE
            If the Seller fails to perform or breaches any material provision of this Agreement, HP provides written notice to the Seller of such failure to perform or breach, and Seller fails to provide a written response within ten (10) days from HP's written notice, and fails to cure the failure to perform or breach within thirty (30) days from the receipt of such written notice, HP may, except as otherwise prohibited by the United States Bankruptcy laws, terminate the whole or any part of this Agreement. Further, if voluntary bankruptcy proceedings are instituted against Seller and not discharged within sixty (60) days, HP may, except as otherwise prohibited by United States Bankruptcy laws, terminate the whole or any part of this Agreement.
      18.2. PROCUREMENT OF SERVICES
            In the event that HP terminates this Agreement in whole or in part, as provided in this section on Default, HP may procure, upon such terms and in such manner as HP deems appropriate, services similar to the services as to which this Agreement is terminated. Seller shall reimburse HP upon demand for all additional costs incurred by HP in purchasing such similar services.
      18.3. RIGHTS OF LAW
            The rights and remedies granted to HP pursuant to this Agreement are in addition to, and shall not be deemed to limit or affect, any other rights or remedies available at law or in equity.

19.  PROGRAM CONTACTS

19.1. Written correspondence regarding this Agreement should be addressed as follows:

            If to HP:

                 Hewlett-Packard Company
                 Customer Support Center
                 Attn:  Brad Sprenger
                 11311 Chinden Blvd.  MS 516
                 Boise, ID  83714

            If to Seller:


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

              National TechTeam
              Attn:  Valerie Niemiec
              22000 Garrison Ave.
              Dearborn, MI   48124

19.2. Electronic mail correspondence regarding this Agreement should be addressed as follows:


       If to HP:
                BRAD_SPRENGER@HPBOI1.DESK.HP.COM

       If to Seller:
                 VNIEMIEC@NTT.COM

19.3.  Telephone contacts regarding this Agreement are:
       HP
       --
       CSC Contact
              Brad Sprenger----------------------------- (208) 396-5436
              FAX number   ----------------------------- (208) 332-3124
       Home Products Division
              Jim White   ------------------------------ (408) 553-3432
       Technical Resource or Technical Escalations
              Jim White   ------------------------------ (408) 553-3432
       Customer Satisfaction Escalations
              FAX number  ------------------------------ (208) 396-4492
              Hotline phone number---------------------- (208) 396-5726
              Cellular phone number--------------------- (208)866-9387

       SELLER
       -------
       Contract related issues:
              Valerie Niemiec                            (313) 277-2277

       Operational Management issues:
              Jeff Ruffini                               (810) 357-2866

       Tactical Project Management
              Rob Pedrotte                               (810) 357-2866 x2214
              Fax, for HP to Seller use only             (810) 357-2570


20.  USE OF THE HEWLETT-PACKARD NAME AND TRADEMARKS
     20.1. HP grants to Seller a personal non-exclusive license to use the trademarks identified below in conjunction with the services performed pursuant to this Agreement provided that Seller and Seller's agents meet the HP quality requirements set out in this Agreement or otherwise set by HP. In connection with the use of these trademarks, Seller shall not represent that Seller has any ownership in the Trademarks, Seller will not attempt to register the mark in any for, and the parties acknowledge that the use of the Trademarks shall be only for the benefit of HP. HP may terminate this license immediately if Seller does not meet the HP quality requirements. Seller shall indemnify HP from any cost, claims or damages arising from the intentional acts of Seller or it's agents relating to the use of the Trademark in any manner except as permitted by this Agreement.
     20.2. Trademarks authorized for use by Seller:  "HP", "Hewlett-Packard"

21.  ADDENDA ATTACHED


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

      All addenda to this Agreement shall be deemed a part of this Agreement and incorporated herein. Terms which are defined in this Agreement, and used in any addendum, have the same meaning in the addendum as in the Agreement.

      The following addenda are hereby made a part of this Agreement:

      Addendum A -- Confidential Disclosure Agreement
      Addendum B -- Process Definitions
      Addendum C -- Pricing And Fee Schedule
      Addendum D -- HP Products Supported By The Seller
      Addendum E -- HP Standards Of Business Conduct
      Addendum F -- HP 3rd Party Seller Monitoring Form



IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.



Hewlett-Packard Company
Worldwide Sales, Distribution, and Support
By:  Alex Sozonoff                             National TechTeam
Title:  General Manager, Worldwide Sales,      By:  Valerie J. Niemiec
Distribution, and Support                      Title:  Senior Vice President


Signature:                              Signature: Valerie J. Niemiec
          ---------------------------             -----------------------------

Date Signed:                            Date Signed:
            -------------------------               ---------------------------

                                   ADDENDUM A
                            HEWLETT-PACKARD COMPANY
                       CONFIDENTIAL DISCLOSURE AGREEMENT

Multi-part standard Confidential Disclosure Agreement attached.









                                                        Addendum A - Page 1 of 1

[HEWLETT PACKARD LOGO]

                      CONFIDENTIAL DISCLOSURE AGREEMENT

Effective Date:  April 1, 1995

In order to protect certain confidential information, Hewlett-Packard Company and its corporate affiliates ("HP"), and the "Participant" identified below, agree that:

1. DISCLOSING PARTY: The party disclosing confidential information ("Discloser") is Both

(Note: Fill in "HP", Participant", or "both parties".)

2. PRIMARY REPRESENTATIVE: Each party's representative for coordinating disclosure or receipt of confidential information is:

HP:  Brad Sprenger

Participant:  Valerie Niemiec

3. DESCRIPTION OF CONFIDENTIAL INFORMATION: The confidential information disclosed under this Agreement is described as:

HP: HP operational information, current & future product information, shipment projections, support volume

PARTICIPANT:  Call center operational information.

(Note: Be specific; for example, individually list materials provided. Attach additional sheets if needed.)

4. USE OF CONFIDENTIAL INFORMATION: The party receiving confidential information ("Recipient") shall make use of the confidential information only for the following purpose (e.g., "evaluation and testing for a make/buy decision on project xyz"):

HP:  Validation of delivery against contract.

PARTICIPANT:  Delivery against contract specifications.

5. CONFIDENTIALITY PERIOD: This Agreement and Recipient's duty to hold confidential information in confidence expire on:

              March 31, 1999

(Note: This is the period of protection of confidential information.)

6. DISCLOSURE PERIOD: This Agreement pertains to confidential information that is disclosed between the Effective Date and

              March 31, 1996

(Note: This is the period during which confidential information is going to be disclosed.)

7. STANDARD OF CARE: Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

8. MARKING: Recipient's obligations shall only extend to confidential information that is described in paragraph 3, and that: (a) comprises specific materials individually listed in paragraph 3; or, (b) is marked as confidential at the time of disclosure; or, (c) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's primary representative within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

9. EXCLUSIONS: This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) is disclosed under operation of law; or (g) is disclosed by Recipient with Discloser's prior written approval.

10. WARRANTY: Each Discloser warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. RIGHTS: Neither party acquires any intellectual property rights under this Agreement except the limited rights necessary to carry out the purposes set forth in paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

MISCELLANEOUS

12. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products.

13. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Discloser, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

14. This Agreement does not create any agency or partnership relationship.

15. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

16. This Agreement is made under, and shall be construed according to, the laws of the State of California, U.S.A.


HEWLETT-PACKARD COMPANY

Customer Support Center
--------------------------------
         (Entity Name)

11311 Chinden Blvd. MS 516
--------------------------------
Boise, ID  83714
--------------------------------
           (Address)
BY
  ------------------------------
(Functional Manager's Signature)

Kriss Kirchhoff
--------------------------------
             (Name)

US CSC Manager
--------------------------------
             (Title)


PARTICIPANT

National Tech Team
--------------------------------
         (Company Name)

22000 Garrison Avenue
--------------------------------
Dearborn, MI  48124
--------------------------------
           (Address)

BY
  ------------------------------
      (Authorized Signature)

Valerie Niemiec
--------------------------------
             (Name)

Senior VP
--------------------------------
             (Title)

                                   ADDENDUM B
                              PROCESS DEFINITIONS

1.   DELIVERY AND HANDLING OF END USER TECHNICAL ASSISTANCE CALLS
      1.1. End users who are calling for support on the target products will call 1 (800) 724-6631. This phone number will be owned by HP, but will ring at the Seller's location. HP will incur all phone company service tariffs associated with (800) 724-6631.
      1.2. The Seller's Voice Response Unit (VRU) will route the calls as defined by HP.
      1.3. The customer's product registration will be verified by the Seller. If the customer's product is not registered, the Technician will perform product registration before technical assistance is provided.
      1.4. The Seller Technician will answer the customer call based on information in the Seller knowledge base or in HP product documentation. If information pertaining to the customer question does not exist, the Technician will note this deficiency in the Seller call tracking system.
      1.5. The Seller Technician will create a call summary for every call handled. This call summary will be recorded in the Seller call tracking system.
      1.6. In the event that the customer must be escalated for either technical or customer satisfaction reasons, the Technician will do so as documented in Customer Satisfaction Escalations section of Addendum B.
      1.7. The Seller will assist customers with software installation questions for all non-Microsoft software products which are bundled with the HP Personal Computer. The Seller will provide full software support (including installation and usage assistance) for any Microsoft software product which is bundled with the HP Personal Computer.
      1.8. Based on history, some Customers who do not own an HP
           Multimedia computer will call 800 724-6631. The Seller will redirect these customers to the appropriate HP location. A phone list of other HP locations will be provided to the Seller by HP.

2.   DELIVERY AND HANDLING OF END USER HARDWARE FAILURE CALLS
      2.1. In the event that a customer calls for technical assistance and the customer is identified as having some sort of hardware failure, the Technician will take one of two action paths:
                  a. If the customer's product failure is related to a user replaceable part, as defined by HP (such as speakers, microphone, combo card, keyboard, or mouse) the Seller will process the order through the Seller's current relationship and processes that are in place with HP SMO.
                  b. If the customer's product failure is related to a non-user replaceable part or sub-assembly, the Seller will initiate an on-site repair Customer Support Order (CSO) through the HP SupportLine system.
                  c. Due to the expensive nature of warranty repairs, the Seller will work to constantly improve the fault isolation process thus minimizing No Parts Used (NPU) for on site repairs and No Trouble Found (NTF) for on-site and replacement parts service. As HP gather additional information regarding the products covered in this Agreement, specific NPU and NFT measurements will be defined.
      2.2. The Technician will record all call related data in the Seller call tracking system.

3.   DELIVERY AND HANDLING OF RESELLER OR HP SALES REPRESENTATIVE CALLS
     3.1. Authorized HP Resellers and HP Sales Representatives who are calling for support on any HP CPO product will call 800-544-9976. HP CSC in Boise will validate whether the caller is authorized to use the 800-544-9976 phone number. If the caller is validated by HP, calls on the products supported by the seller will be transferred from Boise to the Seller. The Seller is expected to provide the same level of technical assistance to Authorized Resellers and HP Sales Representatives as for End Users.

                           Addendum B - Page 1 of 7

      3.2. If the Reseller or HP Sales Representative is asking for assistance regarding a sales promotion or marketing program, the Seller Technician should transfer the call to the Reseller Support Group at the CSC in Boise. HP will communicate to the Seller the appropriate transfer phone number for these calls.
      3.3. If the Reseller or HP Sales Representative is asking for service assistance (assistance while repairing an HP product), the Seller Technician will transfer the caller to the HP Response Center in Atlanta (800 430-1801).

4.   CUSTOMER SATISFACTION ESCALATIONS
      4.1. In some cases, Customer satisfaction issues may arise that are outside the control of the Seller. These calls will be initially handled by the Seller supervisor or lead. If no resolution which is satisfactory to the Customer can be reached, the Customer name, phone number, address, Seller contact and problem description will be recorded and sent either electronically or by fax immediately to the HP Customer Support Center escalation department at (208) 396-4492. A record of this action will be recorded in the Seller's call tracking system. The call will remain in a open status upon escalation.
            4.1.1. Examples of customer satisfactions include:
                  -    The customer believes HP owes money
                       to the customer (perhaps a product buy-back, warranty extension, etc).
                  -    Some portion of the customer request
                       will cause HP to spend money above the cost of technical phone assistance.
                  -    the customer is questioning some HP
                       policy or procedure.
                  -    Any issue where the customer
                       discusses legal proceedings that could involve HP.
                  -    The customer indicates that they need
                       to talk with someone who has the authority to solve their problem and that authority does not exist within the Seller's organization.
      4.2. The CSC escalation department will assume ownership of the call.
      4.3. The CSC escalation department will provide resolution information to the Seller, and the call status will be modified to closed by the Seller.
      4.4. In the event that the Seller escalates the call to the CSC escalation department, the Seller SHOULD NOT set the Customers expectation about possible resolution beyond the telling the customer their call if being forwarded to the Customer Support Quality department.

5.   TECHNICAL ESCALATIONS
     5.1. Hewlett-Packard's Home Products Division will provide technical backup for the Seller. In the event a call is beyond the technical abilities of the Seller Technicians or the Seller's Senior Technicians, the Seller Team Lead will arrange contact with the HPD technical resource desk.
            5.1.1. HPD and the Seller will arrange periodic conference call periods where any open technical escalations or issues can be addressed.
     5.2. Access to the HPD technical backup group will be limited to the Seller Team Leads or supervisors. The Seller will be expected to document the issue and resolution of any problem which is escalated to HPD. This issues and resolutions will be included in the Sellers knowledge base.
            5.2.1. HP HPD will act as an additional technical resource for the
                 Seller.  The Seller will retain ownership of the call.

6.   HOURS OF OPERATION AND STAFFING
      6.1. National TechTeam will provide staffing to handle in-bound phone calls 24 hours per day, 7 days per week, 365 days per year.

7.   PERFORMANCE METRICS
      7.1. All performance metrics described below are HP's expectations as of the commencement date of the Work. Any and all performance measures are subject to change at HP's sole discretion. The

                           Addendum B - Page 2 of 7

            Seller will be expected to adjust performance to match HP's expectations within a reasonable time period. The appropriate time period for adjustment will be jointly agreed to between HP and the Seller.
      7.2. 95% of all calls must be picked up and serviced by a Technician within 3 minutes. This service level metric must be met on a daily basis.
            7.2.1. Calls will not be pulled from the queue for later call back in order to meet service level objective.
            7.2.2. HP will provide a 3 month rolling forecast to the Seller.
                 This will be provided monthly. This forecast will include a plus or minus 10% boundary.
            7.2.3. The service level objective described in paragraph 7.2 above will be met by the Seller up to the upper bound of the forecast described above in paragraph 7.2.2. Beyond the upper bound of the forecast, the seller will make every reasonable attempt to service all callers as quickly as possible. HP will consider service level degradation as predicted by the Erlang C queuing model to be acceptable performance of the Seller.
      7.3. No call blockage is acceptable. Call blockage means: there are not enough phone lines to handle the call demand and the Customer receives a busy signal.
      7.4. Call resolution rate (the number of customer contacts required to reach resolution on a single problem), as identified by the HP customer satisfaction survey, will not differ between the Seller and HP CSC. HP will report call resolution rates to the Seller as part of the monthly Customer Satisfaction Survey.
      7.5. 94% of the Customers surveyed by HP will report a neutral or positive experience with the technical assistance service delivered by the Seller.
      7.6. Results of HP CSC silent call monitoring will show no less than 90% success rate for calls handled by the Seller.
            7.6.1. Success rate will be determined by the ratio of positive responses to total responses as scored by CSC call monitoring teams.
            7.6.2. The components of this score will include a combination of communication skills, trouble shooting skills, and technical accuracy. A copy of the "3rd Party Seller Monitoring Form" is attached as Addendum G. HP may periodically change the items on the "3rd Party Seller Monitoring Form" in order to better reflect Customer expectations of support delivery.
      7.7. Results of HP CSC silent call monitoring will show 100% adherence to knowledge base documentation and approved training materials as an information source answering Customer questions.
      7.8. HP will define metrics for No Trouble Found (NTF) and No
           Parts Used. These metrics will be communicated to the Seller as they are defined.

8.   EQUIPMENT
      8.1. CARE OF HP EQUIPMENT   All designs, materials and equipment
           furnished to Seller by HP or paid for by HP in connection with this Agreement (collectively "HP Property") shall:

              -    Be clearly marked or tagged as property of HP;
              -    Be subject to inspection by HP at any time;
              -    Be used only in servicing HP customer needs;
              - Be reasonably kept separate from other materials, tools, or property of Seller or held by Seller;

              - Not be modified in any manner by Seller unless so directed by HP;
              -    Have periodic maintenance performed by Seller; and
              - Be kept free of liens and encumbrances which may arise due to actions of Seller.

              - The Seller will maintain an inventory list of HP owned equipment and will audit the inventory of HP equipment monthly. Results of the monthly inventory audit will be reported to HP.
      8.2. EQUIPMENT PROVIDED BY HP

                           Addendum B - Page 3 of 7

            HP will provide the following equipment to the Seller for use by Seller in fulfilling the requirements of this Agreement. HP will retain ownership of all equipment described in this section.
            8.2.1. HP personal computers for production uses such as data collection and knowledge base access.
            8.2.2. HP Multimedia personal computers for lab use.
            8.2.3. HP peripherals for lab use.
            8.2.4. HP will provide copies of the software which is bundled with the HPD personal computers. The Seller will provide Technicians with access to this software, either over the
                   network or on the individual Technician desktops.   HP will
                   retain software license ownership for these software bundles.

      8.3. EQUIPMENT PROVIDED BY NATIONAL TECHTEAM
            At a minimum, the Seller will provide the following equipment for use by Seller Technicians in fulfilling the requirements of this Agreement. The Seller will retain ownership of this equipment and/or maintain current software licenses.
            8.3.1. Computer networking hardware and software that will allow access by Technicians to necessary computer based support tools.
            8.3.2. All necessary phone equipment to accept delivery of the call and route the call to the Seller Technician. The Seller will provide a Voice Response Unit (VRU) to assist in automatic customer call routing.
            8.3.3. All necessary phone equipment to transfer calls to other HP locations.
            8.3.4. Knowledge base and call tracking tools.
            8.3.5. Reasonable equipment and connections to allow HP to perform remote, silent monitoring of Technician calls.
            8.3.6. The Seller will provide reasonable equipment and connections to allow HP to remotely monitor the queue status of the HP support group on the Seller's phone switch.
            8.3.7. Bulletin board software and hardware to allow the customer to upload configuration files for use by the Seller Technician in the problem identification and resolution process.

9.   TRAINING
      9.1. The Seller's employees will be proficient with the personal computer concepts, DOS, Windows, and various software applications. Additionally, the Seller Technicians will have excellent trouble shooting and Customer service skills. It is the responsibility of the Seller to provide technology and environment training, trouble shooting training, and Customer service skills training for the Seller Technicians prior to beginning HP product specific training or support.
            9.1.1. HP will pay for training of all new Seller Technicians, which are attributable to project growth, as described in the pricing summary (Addendum C of this document).
            9.1.2. The Seller will pay for Seller Technician training, when the new Technicians are a result of Seller employee turnover.
      9.2. If additional product support responsibility is awarded to the Seller, HP and the Seller will jointly develop and deliver new product support training. HP and the Seller will jointly determine the appropriate method of training delivery (either class room, train-the trainer, self paced, etc).
            9.2.1. If this training can occur during the normal Seller
                   Technician work schedule, no additional costs will be covered by HP. If Seller Technicians must attend training outside their normal work schedule, HP will reimburse the Seller for the actual cost of training. This reimbursement will be dependent upon prior expense authorization from HP.
            9.2.2. Class room training for Seller Technicians will occur at the
                   Seller's location. This training will be delivered by a Seller trainer or an HP trainer. The audience for this training will be Seller Technicians employed by the Seller at the time the training


                           Addendum B - Page 4 of 7
                   occurs. HP will pay for the travel cost of the HP trainer delivering the training program if HP feels that an HP trainer is required.
            9.2.3. Train-the-trainer sessions will be held at an HP location
                   (either Boise, Idaho or Santa Clara, California). This training will be delivered by an HP trainer. The audience for these train-the-trainer sessions will be determined by the Seller. The Seller will pay for the travel cost of the Seller employees attending train-the-trainer sessions at HP. The Seller employees who attend the train-the-trainer sessions will be responsible for training all Seller Technicians on the material covered during the train-the-trainer session.
      9.3. Software drivers and software bundles are periodically updated by HP. Depending on the purpose and scope of the update, additional Technician training may be required. HP and the Seller will jointly determine whether additional Technician training is required. Training for updated software will be provided as described above.

10.  SUPPORT INFORMATION
      10.1. During the term of this Agreement significant support documentation will be created, both by HP and the Seller. This documentation will reside in various forms, including: TOPIC database, HP developed support notes, Seller developed FOLIOs, call tracking systems, product manuals, etc.
            10.1.1. HP will retain ownership of all information provided by HP.
            10.1.2. HP will assume ownership of all information created by the
                  Seller as a result of the activity described in this Agreement.
            10.1.3. The Seller may not use HP support information for any activity outside those activities intended by this Agreement.
            10.1.4. Seller will provide HP with unlimited access to all support information held at the Seller's location.
      10.2. HP and the Seller will each create support information. The master database containing all information will reside at the Customer Support Center in Boise. The Seller and HP will jointly determine the process for ensuring that the CSC database and the Seller database are version compatible.
      10.3. All information provided by HP or collected by the Seller will be considered confidential and will be handled by the Seller as HP Confidential information, otherwise described in section 15 of the Agreement.
      10.4. Customer support delivered by the Seller will follow HP developed or HP approved support documentation or product documentation.
      10.5. HP reserves the right to review and approve or dis-approve any documentation created by the Seller for use in this project.

11.  QUALITY MONITORING AND REPORTING
      11.1. The Seller will perform periodic Technician monitoring. The frequency of the monitoring will be determined by the Seller. HP will provide a monitoring checklist, which will be considered a minimum checklist and may be expanded by the Seller or by HP. A copy of this monitoring checklist is attached as Addendum G.
      11.2. The Seller will provide monthly metrics to HP regarding the results of Technician monitoring. This will include a recap of areas of deficiency and an action plan for resolution of any deficiency.
      11.3. The Seller will provide a mechanism for remote, silent monitoring of Technicians by HP.
      11.4. HP will provide the Seller with feedback regarding the silent monitoring of Seller Technicians.
      11.5. HP will have the right to request that individual
            Technicians be removed from the HP support group due to misconduct by the Technician. The Seller will be expected to immediately comply with these requests.
      11.6. HP will provide the Seller with summaries of customer satisfaction survey results.
      11.7. The Seller will provide customer names and phone numbers to HP daily for the purpose of surveying the customer's satisfaction with the support provided by the Seller.


                           Addendum B - Page 5 of 7

12.  CALL TRACKING
      12.1. The Seller must have the ability to track call history and product issues on all supported products.
      12.2. HP and the Seller will jointly develop a list of pre-defined support issues and the corresponding definitions. The Seller will report the results of data collected on these issues to HP at least monthly. In some instances, the criticality of the product issues may warrant reporting more frequently than monthly.

            12.2.1. Seller will have processes in place which enable
                    Technicians to highlight issues which are not encompassed by the pre-defined issues.
      12.3. HP will assume and retain ownership for all HP customer information and HP products issues information that are collected by or provided to the Seller.
      12.4. HP will have unlimited access to all databases containing customer information for call issues data.
      12.5. HP may require periodic, ad-hoc data collection.
      12.6. The Seller will monitor Customer issues and will immediately report emerging issues to HP.

13.  REPORTING
      13.1. The following information will be reported by the Seller to HP daily. This information will be faxed or transmitted to HP by 9:00 am mountain time the day after the activity occurred:
            13.1.1. service level - percent of calls picked up within 30 seconds, 60 seconds, 90 seconds, 120 seconds, 150 seconds, and 180 seconds
            13.1.2.  average hold time
            13.1.3.  longest hold time
            13.1.4.  total calls offered, itemized by product family
            13.1.5.  total calls handled, itemized by product family
            13.1.6.  total call minutes, itemized by product family

      13.2. The following information will be reported by the Seller to HP monthly. This information will be faxed or transmitted to HP by 5:00 p.m. mountain time on the 2nd work day of the month after the activity occurred:

            13.2.1.  total calls offered.
            13.2.2.  total calls handled, itemized by product.
            13.2.3.  total call minutes handled, itemized by product.
            13.2.4.  average inbound talk time, itemized by product.
            13.2.5.  total outbound calls handled, itemized by product.
            13.2.6.  total outbound minutes, itemized by product.
            13.2.7.  average outbound talk time, itemized by product.
            13.2.8.  total mis-routed calls which were redirected to another
                     HP support group.
            13.2.9. service level - percent of calls picked up within 30 seconds, 60 seconds, 90 seconds, 120 seconds, 150 seconds, and 180 seconds
            13.2.10. total calls abandon.  Abandon means the caller
                     disconnected (hung up) before a Technician picked up the call.
            13.2.11. amount to be invoiced by Seller for the previous months activity.
            13.2.12. average hold time before the call is picked up by a
                     Technician.
            13.2.13. longest hold time before the call is picked up by a
                     Technician.
      13.3. The following information will be reported by the Seller to HP monthly. This information will be faxed or transmitted to HP by 5:00 p.m. mountain time on the 10th work day of the month after the activity occurred:
            13.3.1.  monthly summary of downtime of critical support systems
                    (phone, networks, etc).
            13.3.2. total calls blocked.
            13.3.3. a copy of the invoice which was submitted by the Seller to the HP accounts payable department.
            13.3.4. monthly Seller employee turnover (specific to the HP technical support group). This will include the number of Technicians that left the HP technical support group, and the number of Technicians that joined the HP technical support group.

                           Addendum B - Page 6 of 7

            13.3.5. monthly monitoring results and action plans to address any deficiencies identified through the monitoring process.
            13.3.6. results of the monthly HP equipment audit as described in
                    8.1 above.
            13.3.7. total transactions associated with the Seller's call tracking system (customers added, cases added, calls added).


      13.4. The following information will be reported by the Seller to HP weekly. This information will be transmitted to HP by 9:00 am mountain time on the Tuesday following the week after the activity occurred:
            13.4.1. Number of calls offered
            13.4.2. Number of calls handled by product
            13.4.3. Summary of calls by issue (as tracked in the call tracking system). This is to be issue information, not individual database records. This should include issues and sub-issues, and all information entered in free form format by Technicians in the "comments" area.

                           Addendum B - Page 7 of 7

                                   ADDENDUM C

                            PRICING AND FEE SCHEDULE

      C.1  TECHNICAL INFRASTRUCTURE START-UP COSTS


Item                                           Price each  Total price for startup
-----------------------------------------------------------------------------------
CSU for T1-Span (2 needed for startup)         2142        4284
T1 multiplexer card                            4172        8344
ACD queue message                              901         901
Fax server PBX cards                           636         636    Act 1254
Fax modem upgrade                              552         552    Act 1254
Folio Macro Development in MS Word             1560        1560
HP BBS system                                  4751        4751
Call process system phase one (IVR license)    17613       17613
File servers (2 duplex with UPS and tape b/u)  13039       26078
Cisco 3000 router                              2120        4240   -  0
Report setup and customization                             1500
SCO FTP server software                                    900
FTP server                                                 use PDO
Remote access to TracTeam                                  4508
Remote access to NTT ACD queue status                      1255   -   7320
Vendor Support Services                                    2218
DID trunk card configuration                               3059

TOTAL                                                      $82,399

      C.2  ONE TIME PROGRAM MANAGEMENT START UP COSTS


Program Management, Launch Coordination
(Rob Pedrotte @ 50% x 3 mo. x $6000           9000
Telecom
(Jim Kaske @ 25% x 3 mo. x $6000              4500
Datacomm
(Chris Lawrence @ 25% x 3 mo. $3750           2800
Training Development & Delivery *
(6 man months @ $4900)                       18240

TOTAL                                        $34,540

      * Additional training development cost will be billed to HP at cost, as it occurs, over the first 6 months of this project.


                           Addendum C - Page 1 of 3

      C.3  PER TECHNICIAN EQUIPMENT AND TRAINING START UP COSTS (THESE
           COSTS RECUR FOR EVERY TECHNICIAN ADDED FOR THE LIFE OF THE PROGRAM)


           Rolm phone 624 display / ACS headset           698   Aspect 1470
           Rolm phone card                                226   Aspect 1470
           Office equipment and terminal emulation sw    1151
           Technician training (per seat)**              3000

           TOTAL                                        $5075

      **   Training cost calculation:  (76230 minutes per year x $.6125 per minute) / (231 days per year x 15 days of training) = $3050. TechTeam is providing technicians at cost during the training period and does not recover development or delivery expenses in this figure.



      C.4  MONTHLY PER-TECHNICIAN RUNNING COST

      HP will pay a flat per technician fee for the period April 1, 1995 through July 31, 1995. HP must approve the hiring of additional technicians for the period April 1, 1995 through July 31, 1995. Beginning August 1, 1995, the running cost for this activity will paid for by HP via a per talk minute fee. This per minute fee is yet to be determined, but will be something less that $.80 per minute.

      For the period April 1, 1995 through July 31, 1995, the per technical fee will be: $4837.

      The calculation for this fee is: $.7615 per minute x 76230 minutes per year / 12 months = $4837.

      $.7615 per minute is calculated as follows:

           Technician cost per minute              .6923
           Team lead cost per minute               .0428
           Other overhead labor                    .0381
           Off hours, holiday premiums             .0154
           On-going training development/delivery  .0063
           Turnover retraining                     .0060
           Travel                                  .0031
           Employee care                           .0030
           Discount                                (.0455)

           TOTAL                                   .7615

      C.5  CALL TRACKING DATABASE DEVELOPMENT

      As of March 27, 1995, approximately 600 hours of development time has been estimated by National TechTeam as being required for initial implementation of a call tracking system for this project. These services will be billed at a rate of $65 / hour. Upon receipt of a finalized call tracking system specification from HP, National TechTeam will provide to HP a project schedule and the associated costs, which will be mutually agreed to by both parties in writing. Ongoing enhancements identified by HP will be billed at $65 / hour. Additional license fees as required for exclusive use by the HP project team (as required and agreed to by mutual written consent of both parties) will be billed to HP at National TechTeam's actual cost.




                           Addendum C - Page 2 of 3

      National TechTeam shall provide to HP, for HP's use at its sole discretion, all software developed by National TechTeam, its subcontractors, or agents for use on the HP HPD project. This shall include, but not be limited to, Customer Tracking System Client and Server source code and object code at all levels. National TechTeam shall provide both object code and source code in electronic form. National TechTeam shall provide assistance to HP in implementing these software systems in the HP environment.

      As of March 27, 1995, the extimated total cost of Call Tracking development is: $39,000



      C.6  TRANSFER OF EQUIPMENT OWNERSHIP UPON TERMINATION

      In the event that this agreement is terminated for any reason, all tangible assets and equipment which have been purchased by HP (as described in this Addendum C, and subsequent purchases not described herein) shall become the property of HP. At its option, Seller may purchase said tangible assets and equipment from HP according to the following depreciation schedule:

      o Software licenses and hardware (including, but not limited to, ACD equipment, desktop personal computers, servers, routers, and modems): 50% for first year, 25% second year, 25% third year.
      o    Furniture:  25% per year for four years.



                           Addendum C - Page 3 of 3

                                   ADDENDUM D
                      HP PRODUCTS SUPPORTED BY THE SELLER

      HP   Multimedia Personal Computer 6100 (HP product # D3845A)
      HP   Multimedia Personal Computer 6140S (HP product # D3846A)
      HP   Multimedia Personal Computer 6170S (HP product # D3847A)
      HP   PC monitor (HP product # D3848A)


                           Addendum D - Page 1 of 1

                                   ADDENDUM E

                        HP STANDARDS OF BUSINESS CONDUCT

All National TechTeam employees who are involved in the delivery of HP work will be held to the same Standards of Business Conduct as employees of Hewlett-Packard Company. This addendum describes these Standards of Business Conduct. All National TechTeam employees who are involved in the delivery of HP work must read and understand the entirety of this addendum. Any questions related to any item should be directed through National Tech Team management to Hewlett-Packard.

Non-compliance with any item described in this addendum will be considered misconduct by the National TechTeam employee, and will constitute grounds for immediate removal from all HP activity carried out by National TechTeam.

For purposes adherance to the HP Standards of Business Conduct only, National Tech Team employees who are involved with HP work must comply with the same rules as HP employees. This addendum does not in any way suggest that National Tech Team employees are directly employed by HP. National Tech Team should make it clear to National Tech Team employees that they are employed by National Tech Team and not HP.

================================================================================

PRESIDENT'S MESSAGE

Our company's reputation means a lot to us. It's an asset money can't buy. It opens doors for us when we call on customers, when we look for business partnerships, when we deal with governments, and when we work to improve the communities in which we operate. By all measures, HP enjoys one of the best reputations any company has -- in any business -- anywhere in the world.

This hasn't happened by accident. Over the years employees at every level have endeavored to build HP's reputation by fair and honest dealing in every business transaction and relationship. Maintaining this reputation is a critical objective for all entity managers. We expect every employee to make this a personal responsibility as well.

These Standards of Business Conduct are intended to inform all employees of their legal and ethical obligations to HP, its customers, competitors and suppliers. Simply stated, every HP employee must comply with these standards. I expect all managers to review these standards with their employees every year in order to answer questions and to ensure compliance. Failure to comply with these standards is regarded as misconduct and may result in termination of employment.

Sometimes you may believe an HP employee has engaged in unethical or illegal conduct. In this situation, you are expected to notify a manager or the Personnel Department. As an alternative, a post office box has been established by HP's Corporate Legal Department for worldwide use to receive information on a confidential basis. The address is:
      Hewlett-Packard Company
      Corporate Legal Department (20 BQ)
      Post Office Box 50161
      Palo Alto, CA  94303-0890

The day-to-day performance of each of us adds to -- or subtracts from -- HP's reputation as a company. Uncompromising integrity is part of the HP Way and part of every HP job; it always has been, it always will be.

Lew Platt
President and
Chief Executive Officer



                           Addendum E - Page 1 of 5

CONFLICTS OF INTEREST
      GENERAL POLICY
            Although you are generally free to engage in personal financial and business transactions, this freedom is not unlimited. You must avoid situations where your loyalties may be divided between HP's interests and your own interests. HP wants you to conduct yourself
            so that you do not even appear to have a conflict.   You can avoid
            most unacceptable conflicts by following the rules described below.

      OUTSIDE EMPLOYMENT
            What are the limits on my working for another company or having my own business? HP policy does not prohibit all outside employment, but does forbid any outside employment that could lead to divided loyalties. The following examples illustrate some of the limitations on outside work:

            *You may not be an employee, consultant or contractor for any competitor of any HP division or operation. Example: you may not work for a company which makes computers or peripheral products, even if your division makes unrelated products.

            *You may not be an employee, consultant or contractor for any HP customer or supplier without written approval from your entity manager. Further, you may not have more than one HP employment status at a time. Example: you may not be an employee at one division and also a consultant to another HP entity.

            *You may not sell services or products similar to HP's services or products. Example: you may not service HP products on your own time.

            *You may not engage in activities which support or promote a competitor's products or services. Example: you may not write and sell software for a competitor's products.

            *You may not accept a position with another company if the time demands of the position interfere with your HP job. Example: a position which required receiving phone calls during your HP work hours would not be acceptable.

      PERSONAL BENEFIT FROM HP BUSINESS
            When would it be wrong for me to benefit personally from conducting HP business?

            You must disclose all situations where you may be conducting HP business with friends or family members. You must obtain written approval from your entity manager before conducting business with these individuals and you must remove yourself from any involvement in the decision to retain their services. Thus, you would need approval to hire your brother-in-law to do repair work on an HP facility. If the entity manager approves, the transaction should be handled by your manager or another department, and proposals from competing businesses should be considered.

            You may not personally benefit (other than your compensation from HP) from any transaction undertaken on behalf of HP. For example, a sales representative may not accept anything of value from an HP reseller in return for promoting that company's products.

            You may participate in published frequent traveler programs, except those offering cash refunds. However, you may not participate in frequent purchaser programs outside the travel industry. As an example, you may not accept equipment from an office supply vendor based on HP's purchases.

      GRATUITIES FROM THIRD PARTIES





                           Addendum E - Page 2 of 5

            Companies often exchange gifts.  What can I accept?


            Other than inexpensive advertising novelties or business meals and entertainment, you and your immediate family may not accept any gift, payment, loan, or other favor from a customer, supplier or competitor.

            Care should be exercised in accepting business meals and entertainment. Such activities should be infrequent, consistent with accepted business practices, and for the express purpose of furthering a business relationship. You should not accept payment of travel expenses by a customer or supplier without prior entity manager approval. Some HP organizations may adopt more restrictive rules in these matters.

            In rare circumstances, local custom may call for an exchange of gifts having more than nominal value as part of a business relationship with a foreign company. In these situations you may only accept such gifts on behalf of HP and with the approval of your entity manager. Such gifts should be turned over to HP for appropriate disposition such as HP internal use, general employee benefit or donation to charity.

      OUTSIDE DIRECTORSHIPS
            What if I am asked to be a director for another organization?

            You may not accept a position as a director of any HP competitor. You may not accept a position as director of a company which supports or promotes a competitor's products or services, without prior approval of the Management Staff. Before becoming a director of any HP customer or supplier, you must obtain the prior approval
            of HP's president or an HP executive vice president.   If you
            encounter any situation as a director which conflicts with HP's interests, you will need either to withdraw from participation in the decision or resign as a director.

            You may not receive separate compensation (including stock options) for service on the board of directors of a company if the service is at HP's request or in connection with an HP investment in, or relationship with, that company.

      FINANCIAL INTERESTS IN OTHER BUSINESSES
            What personal investments are not acceptable?

            You may not have a financial interest in any HP customer, supplier or competitor that might cause divided loyalty or even the appearance of divided loyalty. Whether there is divided loyalty depends upon many factors, including: (a) your ability to influence HP decisions that affect your personal interests; (b) the size of the investment relative to your finances; and (c) the nature of the relationship between HP and the other business.

      REPORTING POTENTIAL CONFLICTS
            When should I report an outside activity?

            You do not have to report every outside activity. However, you must promptly disclose in writing to your entity manager any actual or potential conflicts of interest. The manager will review the matter and communicate HP's position in writing.

            The manager will indicate either (a) that HP has no present objection to the relationship, subject to future review, or (b) the steps you must take to resolve the conflict to HP's satisfaction. Copies of the response and your disclosure will be kept in your personnel file.

            When reviewing a potential conflict, HP will consider the following questions:


                           Addendum E - Page 3 of 5

                 -  What kind of outside work will you be performing?

                 - Does the outside work involve an HP competitor, customer or supplier?

                 - Are any HP products or services involved in your outside work?

                 - Does any HP entity offer similar products or services as the entity engaging you for the outside work?

                 - Does the outside work support or promote a competitor's products?

                 - What are your HP duties?

                 - Can you influence HP decisions that affect the outside work?

                 - Will the outside work impact your ability to perform your HP duties?

                 - Is this outside work an opportunity HP should take for itself?

                 -  Will you be getting an improper personal advantage?

                 - Are members of your family, friends, or other HP employees involved in the outside work?

                 - Are you receiving gratuities, gifts or money that may be improper?

                 - How will your actions appear to others--both inside and outside HP?


HANDLING COMPANY INFORMATION
      GENERAL POLICY
            HP business information is company property which may not be disclosed outside HP unless properly released to the public by HP. If you disclose information about existing, new, or proposed products or processes, it can hurt HP's competitive position and jeopardize R&D efforts.

            You must be sure that confidential or proprietary information is appropriately safeguarded against external disclosure as well as unauthorized disclosure within HP. Remember, when you store sensitive HP data on a personal computer or workstation, you are also responsible for applying the appropriate level of protection. Under no circumstances should you disclose it to third parties without prior approval from the responsible department manager. Where business needs require such information to be disclosed outside HP, you must complete appropriate confidential disclosure agreements before disclosure. You should be equally careful when releasing prototypes or models.

      CONFIDENTIAL INFORMATION GUIDELINES
            How do I know how sensitive certain information is?

            HP has established guidelines for marking and handling sensitive information. These guidelines establish four classes of sensitive information. No other legends or designations should be used within HP. For a more detailed discussion of how to handle confidential and proprietary HP information, you should consult the agreement signed by employees at the time of hiring and the HP brochure called "Protecting HP Trade Secrets".


                           Addendum E - Page 4 of 5

            * "HP Private - Not To Be Copied" - This designation is used for information generated solely for management use to make major decisions and must not be disclosed outside HP. "HP Private" documents may be numbered for greater control and must not be reproduced without written permission of the originator. Examples include non-public consolidated financial information, strategic business plans, significant technical product data, R&D proposals and certain product marketing strategies. "HP Private" documents must be disposed of by shredding.

            * "HP Confidential" - This designation is used for information which if disclosed would damage HP's interests, such as non-public organization charts, and other kinds of personnel information, bids, sales forecasts, lab notebooks and customer lists. "HP Confidential" documents should be disposed of by shredding.

            * "For HP Internal Use Only" - This designation is used for information that will have broad distribution, but which is considered sensitive and should not go outside HP, such as the International Telephone and Communications Directory. In addition, an appropriate designation such as "HP and HP Channel Partner Internal Use Only" may be used for documents such as product training materials which the business unit specifically decides may be shared with HP resellers or other third party channels.

            * "HP Proprietary" - This designation is used for drawings or other documents containing proprietary information made available to HP suppliers or other third parties. These drawings should not be duplicated or disclosed except as authorized by the responsible HP person.


HANDLING COMPANY ASSETS
      GENERAL POLICY
            Each employee must take care to safeguard HP's assets.   This
            includes protecting them from unauthorized use. Use of HP assets for any unlawful or improper purpose is strictly prohibited.


COMMENTING ABOUT COMPETITORS
      GENERAL POLICY
            Competition is a fact of business life. HP emphasizes the quality of its products and avoids disparaging comments about competitors or their products. When you talk about a competitor or its products, the statements must be fair, factual and complete.


BUSINESS PRACTICES INVOLVING BOTH END USER AND RESELLERS
      GENERAL POLICY
            You must deal fairly and honestly with HP's customers. You should exercise caution when offering discounts on purchases of different product combinations. Exchange of confidential information is not permitted without a written agreement.


CLOSING COMMENT
The practices in this brochure are only some of the legal and ethical standards you must observe as an HP employee. Each employee has an important responsibility to help maintain HP's reputation for the highest standards of integrity. If you have any questions, contact your supervisor who will in turn contact the HP liaison..

                                                        Addendum E - Page 5 of 5

                                   ADDENDUM F

                            QUALITY MONITORING FORM


AGENT GROUP: ___________ CALL NUMBER:   _____________ TAPE NUMBER/DATE: _______

PRODUCT:     ___________ CSC MONITORS:  _______________________________________

QUESTION:    __________________________________________________________________


SCORING:



      0                       1                         2                      3                      N/A
No Effort Made       Minimal Effort Made       Improvement Needed       No Improvement Needed         Not Applicable

SECTION 1 - CUSTOMER SERVICE SKILLS

                                                                                0      1      2      3
A. The agent offered their name and identified HP and/or product.              / /    / /    / /    / /
B. The agent used language in a manner which reflected the                     / /    / /    / /    / /
   customer's level of understanding.                                          / /    / /    / /    / /
C. The agent answered questions in a confident manner.                         / /    / /    / /    / /
D. The agent was professional and courteous throughout the call.
                              NUMBER OF BOXES CHECKED PER COLUMN:                                          SECTION
                                                                             /x 0/   /x 1/  /x 2/  /x 3/    TOTAL   / /
                                   CUSTOMER SERVICE SKILLS SCORE:            /=0/     /=/    /=/    /=/

SECTION 2 - TROUBLESHOOTING

                                                                                0      1    2    3   N/A
A. The agent gathered pertinent information to troubleshoot the call and
retained this information throughout the call.                                 / /    / /    / /    / /
B. Agent used available resources and efficient troubleshooting
techniques.                                                                    / /    / /    / /    / /
C. The agent proved product functionality.                                     / /    / /    / /    / /
D. The agent verified the solution.                                            / /    / /    / /    / /
E. The agent educated the customer to prevent callback (rework).               / /    / /    / /    / /
F. The information given was consistent with CSC guidelines of support.        / /    / /    / /    / /
G. The agent offered AFS1 as a supplement to the call.                         / /    / /    / /    / /
                                       NUMBER OF BOXES CHECKED PER COLUMN:
                                                                              /x 0/  /x 1/  /x 2/  /x  3/
                                              TROUBLESHOOTING SKILLS SCORE    /=0/   /=/    /=/     /=/

SECTION 3 - TECHNICALLY CORRECT


                                                                  0       1       2        3         N/A
A. The elements of the call were technically
correct.
       BOXES CHECKED (MAXIMUM IS 1 FOR THIS SECTION)
                                                                /x 0/  /x 2/    /x 4/   /x 6/
                           TECHNICALLY CORRECT SCORE            /=0/   /=/      /=/     /=/          /*/

           SECTION 1 TOTAL (CUSTOMER SERVICE SKILLS)    ______________________________________
          + SECTION 2 TOTAL (TROUBLESHOOTING SKILLS)    ______________________________________
             + SECTION 3 TOTAL (TECHNICALLY CORRECT)    ______________________________________

                                                       Addendum F -- Page 1 of 2

                                                  = TOTAL ______________________
                                / HIGHEST POSSIBLE SCORE  ______________________
                                                        2

                                     =CALL QUALITY SCORE  ______________________
                                                        3






                           Addendum F - Page 2 of 2

[HEWLETT PACKARD LOGO]

                      CONFIDENTIAL DISCLOSURE AGREEMENT

Effective Date:  April 1, 1995

In order to protect certain confidential information, Hewlett-Packard Company and its corporate affiliates ("HP"), and the "Participant" identified below, agree that:

1. DISCLOSING PARTY: The party disclosing confidential information ("Discloser") is Both

(Note: Fill in "HP", Participant", or "both parties".)

2. PRIMARY REPRESENTATIVE: Each party's representative for coordinating disclosure or receipt of confidential information is:

HP:  Brad Sprenger

Participant:  Valerie Niemiec

3. DESCRIPTION OF CONFIDENTIAL INFORMATION: The confidential information disclosed under this Agreement is described as:

HP: HP operational information, current & future product information, shipment projections, support volume

PARTICIPANT:  Call center operational information.

(Note: Be specific; for example, individually list materials provided. Attach additional sheets if needed.)

4. USE OF CONFIDENTIAL INFORMATION: The party receiving confidential information ("Recipient") shall make use of the confidential information only for the following purpose (e.g., "evaluation and testing for a make/buy decision on project xyz"):

HP:  Validation of delivery against contract.

PARTICIPANT:  Delivery against contract specifications.

5. CONFIDENTIALITY PERIOD: This Agreement and Recipient's duty to hold confidential information in confidence expire on:

              March 31, 1999

(Note: This is the period of protection of confidential information.)

6. DISCLOSURE PERIOD: This Agreement pertains to confidential information that is disclosed between the Effective Date and

              March 31, 1996

(Note: This is the period during which confidential information is going to be disclosed.)

7. STANDARD OF CARE: Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

8. MARKING: Recipient's obligations shall only extend to confidential information that is described in paragraph 3, and that: (a) comprises specific materials individually listed in paragraph 3; or, (b) is marked as confidential at the time of disclosure; or, (c) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's primary representative within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

9. EXCLUSIONS: This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) is disclosed under operation of law; or (g) is disclosed by Recipient with Discloser's prior written approval.

10. WARRANTY: Each Discloser warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. RIGHTS: Neither party acquires any intellectual property rights under this Agreement except the limited rights necessary to carry out the purposes set forth in paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

MISCELLANEOUS

12. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products.

13. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Discloser, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

14. This Agreement does not create any agency or partnership relationship.

15. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

16. This Agreement is made under, and shall be construed according to, the laws of the State of California, U.S.A.


HEWLETT-PACKARD COMPANY

Customer Support Center
--------------------------------
         (Entity Name)

11311 Chinden Blvd. MS 516
--------------------------------
Boise, ID  83714
--------------------------------
           (Address)
BY
  ------------------------------
(Functional Manager's Signature)

Kriss Kirchhoff
--------------------------------
             (Name)

US CSC Manager
--------------------------------
             (Title)


     PARTICIPANT

National Tech Team
--------------------------------
         (Company Name)

22000 Garrison Avenue
--------------------------------
Dearborn, MI  48124
--------------------------------
           (Address)

BY
  ------------------------------
      (Authorized Signature)

Valerie Niemiec
--------------------------------
             (Name)

Senior VP
--------------------------------
             (Title)